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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated July 23, 1999 (except for Note 13 as to which the date is July 29, 1999), accompanying the consolidated financial statements of Isonics Corporation and Subsidiaries (the "Company") included in the Company's Amendment No. 2 to the Annual Report on Form 10-KSB for the year ended April 30, 1999. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No. 333-74339 effective March 12, 1999).


/s/ Grant Thornton


San Jose, California
February 15, 2000